INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, as follows:

1.
Effective May 1, 2015, by replacing the table in Section D-2-2 Eligibility to Share in the Retirement Contribution of Supplement D-2, Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)	Retirement Contribution Amount - Percentage of Compensation
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	May 1, 2015 (July 2, 2007)	5%
Fidelity Exploration & Production Company[2]	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
On Electric Group, Inc.	March 7, 2011	6%
Rocky Mountain Contractors, Inc. (non-bargaining)	January 1, 2005	5%
WBI Energy Midstream, LLC[1]	July 1, 2012 (January 1, 2001)	5%

1The following participants of WBI Energy Midstream, LLC are excluded:, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, and Dale Sudbrack due to participation in the appropriate pension plan replacement contribution.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plan replacement contribution.

Explanation: This amendment updates the Retirement Contribution percentage for Cascade Natural Gas Corporation (“CNG”) Field Operations Bargaining Unit employees hired on or after January 1, 2007, effective May 1, 2015, due to an agreement signed between CNG and Local 121-C of the International Chemical Worker’s Union Council/UFCW. This signed agreement was provided to Corporate HR on January 14, 2016.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the K-Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 22nd day of January, 2016.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

/s/ Doran N. Schwartz
By:	Doran N. Schwartz, Chairman

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